UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

WHITEHORSE FINANCE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	45-4247759
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

1450 Brickell Avenue, 31st Floor Miami, Florida	33131
(Address of Principal Executive Offices)	(Zip Code)

(305) 381-6999

(Registrant’s Telephone Number, Including Area Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
6.50% Notes due 2025	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-217093

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby consist of the 6.50% Notes due 2025 (the “Notes”) of WhiteHorse Finance, Inc., a Delaware corporation (the “Registrant”). The Notes are expected to be listed on The NASDAQ Global Select Market and to trade thereon within 30 days of the original issue date under the trading symbol “WHFBZ”. As of November 13, 2018, the Registrant has sold and issued $35,000,000 in aggregate principal amount of the Notes and granted an overallotment option to purchase up to $4,950,000 in aggregate principal amount of the Notes, of which $2,000,000 aggregate principal amount has been exercised.

For a description of the Notes, reference is made to (i) the information set forth under the heading “Description of Our Debt Securities” in the Registrant’s prospectus included in Post-Effective Amendment No. 4 to its Registration Statement on Form N-2 (Registration No. 333-217093) (as amended from time to time, the “Registration Statement”), as filed with the Securities and Exchange Commission (the “Commission”) on October 22, 2018 under the Securities Act of 1933, as amended (the “Securities Act”), and declared effective by the Commission on October 23, 2018, and (ii) the information set forth under the headings “Specific Terms of the Notes and the Offering” and “Description of Our Notes” in the Registrant’s prospectus supplement dated November 8, 2018, as filed with the Commission on November 13, 2018 pursuant to Rule 497 under the Securities Act. The foregoing descriptions are incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated herein by reference.

Item 2. Exhibits.

Pursuant to the Instructions as to exhibits for registration statements on Form 8-A, the documents listed below are filed as exhibits to this Registration Statement:

Number	Exhibit
3.1	Form of Certificate of Incorporation (Incorporated by reference to Exhibit (a)(2) to the Registrant’s Pre-effective Amendment No. 1 to the Registration Statement on Form N-2 (File No. 333-183798), filed on September 25, 2012).

3.2	Amended and Restated Bylaws (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on March 2, 2016).

4.1	Indenture, dated as of November 13, 2018, by and between the Registrant and American Stock Transfer & Trust Company, LLC, as trustee (Incorporated by reference to Exhibit (d)(5) of Post-Effective Amendment No. 5 to Registration Statement on Form N-2 (File No. 333-217093), filed November 13, 2018).

4.2	First Supplemental Indenture dated as of November 13, 2018, between the Registrant and American Stock Transfer & Trust Company, LLC, as trustee (Incorporated by reference to Exhibit (d)(6) to Post-Effective Amendment No. 5 to the Registrant’s Registration Statement on Form N-2 (File No. 333-217093) filed on November 13, 2018).

4.3	Form of 6.50% Notes Due 2025 (included as part of Exhibit 4.2).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: November 13, 2018	WHITEHORSE FINANCE, INC.

	By:	/s/ Edward J. Giordano
Edward J. Giordano
Interim Chief Financial Officer